FOURTH AMENDMENT TO PROMISSORY NOTE (SIX-MONTH)

THIS FIFTH AMENDMENT TO PROMISSORY NOTE (SIX-MONTH) (the “Fifth Amendment”) is made and entered into as of the 26st day of August 2013 by Discovery Energy Corp. a Nevada corporation f/k/a “Santos Resource Corp.” (herein called “Maker”), and Liberty Petroleum Corporation, an Arizona corporation (herein called “Payee”).

RECITALS:

WHEREAS, Maker executed in favor of Payee a promissory note (the “Note”) dated October 26, 2012; and

WHEREAS, the parties amended the Note according to a First Amendment to Promissory Note (Six-Month) dated the 7th day of March 2013 (the “First Amendment”); and

WHEREAS, pursuant to the First Amendment, Maker made a partial principal payment of $100,000 and thereby reduced the principal amount due Payee to $400,000; and

WHEREAS, the parties amended the Note according to a Second Amendment to Promissory Note (Six-Month) dated the 12th day of June 2013 (the “Second Amendment”); and

WHEREAS, pursuant to the Second Amendment, Maker made a partial principal payment of $25,000 and thereby reduced the principal amount due Payee to $375,000; and

WHEREAS pursuant to the Third Amendment, all remaining principal amount is otherwise to become due and payable on the 26th day of July 2013; and

WHEREAS, the parties amended the Note according to a Fourth Amendment to Promissory Note (Six-Month) dated the 26th day of July 2013 (the “Fourth Amendment”) (for purposes of the remainder of this Fifth Amendment, the term "Note" shall mean the Note as heretofore amended by said First Amendment, Second Amendment, Third Amendment and Fourth); and

WHEREAS pursuant to the Fourth Amendment, all remaining principal amount is otherwise to become due and payable on the 26th day of August 2013; and

WHEREAS, Maker wishes to receive an extension of the Note, and the Payee is willing to so extend the Note; and

WHEREAS, the parties hereto desire to further amend the Note upon the terms, provisions and conditions set forth herein;

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual promises herein, the parties hereto hereby agree as follows (all undefined, capitalized terms used herein shall have the meanings assigned to such term in the Note):

1.	Amendment to the Note. In consideration of the mutual promises herein, the Note shall be amended so that all outstanding principal of this Note ($375,000) and interest that has heretofore accrued or hereafter accrues, on such Note shall become due and payable in a single balloon payment on the 26th day of September 2013, nothwithstanding anything else provided in the Note.

2.	Miscellaneous. Except as otherwise expressly provided herein, the Note is not amended, modified or affected by this Fifth Amendment. Except as expressly set forth herein, all of the terms, conditions, covenants, representations, warranties and all other provisions of the Note are herein ratified and confirmed and shall remain in full force and effect. On and after the date on which this Fifth Amendment becomes effective, the terms, “Note,” “herein,” “hereunder” and terms of like import, when used herein or in the Note shall, except where the context otherwise requires, refer to the Note, as amended by the First Amendment and this Third Amendment. This Fifth Amendment may be executed in counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof, each counterpart shall be deemed an original but all of which together shall constitute one and the same instrument. This Fifth Amendment shall be deemed fully executed and delivered when duly signed by the signatories and delivered via “PDF” or facsimile transmission.

IN WHITNESS WHEREOF, the undersigned have set their hands hereunto as the first date written above.

DISCOVERY ENERGY CORP., a Nevada corporation		LIBERTY PETROLEUM CORPORATION, an Arizona corporations

By:	Keith J. McKenzie	By:	/s/ Lane Franks
	Keith J. McKenzie,		Lane Franks,
	Chief Executive Officer		President